UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
___________________________________________________________________________

                                SCHEDULE 14A
                               (RULE 14A-101)
___________________________________________________________________________


                          SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
          of the Securities Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant                       [X]

Filed by a party other than the Registrant    [ ]

Check the appropriate box:
   [ ]   Preliminary proxy statement
   [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive proxy statement
   [ ]   Definitive additional materials
   [ ]   Soliciting material pursuant to Section 240.14a-11I of Section
         240.14a-12.

                             Parlex Corporation
              (Name of Registrant as Specified in Its Charter)

___________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

      (1)   Title of each class of securities to which transaction applies:

___________________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

___________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________________________________

      (4)   Proposed maximum aggregate value of transaction:

___________________________________________________________________________

      (5)   Total fee paid:

___________________________________________________________________________

   [ ]   Fee paid previously with preliminary materials.

___________________________________________________________________________

   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

___________________________________________________________________________

      (2)   Form, Schedule or Registration Statement No.:

___________________________________________________________________________

      (3)   Filing party:

___________________________________________________________________________

      (4)   Date Filed:

___________________________________________________________________________

         PARLEX      One Parlex Place, Methuen, Massachusetts 01844
         CORPORATION


                                                           October 22, 2004

Dear Stockholder,

      I am pleased to invite you to attend Parlex Corporation's Annual Meeting of Stockholders. The meeting will be held on Tuesday, November 23, 2004, at 9:30 a.m. at Parlex Corporation, One Parlex Place, Methuen, Massachusetts.

      As the accompanying notice and proxy statement describe, the only actions scheduled for this year's meeting is the election of three directors each for a term of three years.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

      I look forward to meeting as many of our stockholders as possible and hope you can be present on November 23rd.


                                       Sincerely,

                                       /s/ Herbert W. Pollack

                                       HERBERT W. POLLACK
                                       Chairman of the Board

                             PARLEX CORPORATION


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Parlex Corporation:

      The Annual Meeting of Stockholders of Parlex Corporation will be held at Parlex Corporation, One Parlex Place, Methuen, Massachusetts, on Tuesday, November 23, 2004, at 9:30 a.m. for the following purposes:

      1. to elect three Class I members of the Board of Directors to serve for a period of three years and until their successors are elected and qualified; and

      2. to consider and act upon any other matter that properly comes before the meeting or any adjournment thereof.


                                       By Order of the Board of Directors



                                       EDWARD D. KUTCHIN
                                       Clerk


Methuen, Massachusetts
October 22, 2004

                             PARLEX CORPORATION

                             PROXY STATEMENT FOR
                ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              NOVEMBER 23, 2004

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parlex Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, November 23, 2004, at the time and place set forth in the notice of the Meeting, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is October 27, 2004. The Company's principal executive offices are located at One Parlex Place (formerly known as 145 Milk Street), Methuen, Massachusetts 01844, telephone number (978) 685-4341.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of electing as Class I Directors the three persons listed as nominees under the section entitled "Election of Directors" below and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Meeting or any adjournments thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

Solicitation

      The Company will bear the costs of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, facsimile and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

      As of the current date, the management of the Company is not aware of any other matters to be presented for action at the Meeting. If any matter other than that described herein does properly come before the Meeting, the individuals named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

Record Date, Voting Requirements, and Shares Outstanding

      The Board of Directors has fixed October 8, 2004 as the record date (the "Record Date") for determining the stockholders who are entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 6,449,056 shares of Common Stock, par value $.10 per share ("Common Stock"), outstanding and entitled to vote. Each outstanding share of the Company's Common Stock entitles the record holder to one vote on each matter to be voted upon at the Meeting.

      The holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the holders of at least a majority of the shares of Common Stock issued and outstanding on the Record Date and voting on each matter is required to elect the director nominees.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes properly cast at the Meeting, and therefore will not be counted as votes cast or shares voting on such matter. Abstentions and broker non-votes are only counted for purposes of determining the presence of a quorum for the transaction of business. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the proposals.

                     PROPOSAL I - ELECTION OF DIRECTORS

      The Company's Restated Articles of Organization provide for a Board of Directors consisting of seven members divided into three classes and elected by stockholders for staggered terms of three years each. Of the current total of seven directors, three Class I Directors have terms expiring at the 2004 Annual Meeting, two Class II Directors have terms expiring at the 2005 Annual Meeting and two Class III Directors have terms expiring at the 2006 Annual Meeting. All of the directors who are currently Class I members of the Board of Directors have been nominated by the Board of Directors for re-election at the upcoming annual meeting. Each Class I Director elected at the 2004 Annual Meeting will serve until the 2007 Annual Meeting of Stockholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.

      The individuals named in the enclosed form of proxy will, if so authorized, vote to elect as Class I Directors the persons named below under the caption Class I Director Nominees. The management of the Company is not aware of any reason why the nominees for director would not be able to serve. If any of the nominees are unable to serve, the individuals named in the enclosed form of proxy will vote in favor of such other person as the Board of Directors may at the time recommend. Information regarding these nominees is set forth below.

Class I Director Nominees

Lester Pollack (age 71).

      Mr. Pollack is the Founder and has been Chairman of Centre Partners Management LLC, a private investment firm, since 1986 and was a Managing Director of Lazard Freres & Co. LLC from 1986 to 1998. As of January 1, 2001, he became a Limited Managing Director of Lazard Freres & Co. LLC, an investment banking firm. Mr. Pollack is a director of American Seafoods Group, LLC, Bank Leumi USA, Center Pacific LLC, KAZ, Inc. and is a director emeritus of U.S. Bancorp. Mr. Pollack is the brother of Herbert W. Pollack, the Company's Chairman. He has been a Director of the Company since 1970.

Richard W. Hale (age 66).

      Mr. Hale has been President and Chief Executive Officer of VXI Corporation, a manufacturer of electronic products for the telephone and computer industry, since April 1998. He was President and Chief Executive Officer of Watson Technologies, Inc., a manufacturer of electronic products, from 1996 to March 1998. In addition, he has been Chairman and Chief

Executive Officer of Hale Industries, Inc., a private investment firm, since August 1993. From 1988 to July 1993, he was Executive Vice President and Chief Operating Officer and a member of the Board of Directors of M/A-Com, Inc. He has been a Director of the Company since February 1995.

Lynn J. Davis (age 57)

      Mr. Davis was appointed to the Board of Directors on October 20, 2003, following the resignation of Benjamin M. Rabinovici from the Board. Mr. Davis has been a general partner of Tate Capital Partners Fund, LLC, a private investment firm, since August 2002. He was President and Chief Operating Officer of ADC Telecommunications, Inc., a manufacturer of communication hardware and software, for most of 2001 and was the President of the Broadband Connectivity Group of ADC Telecommunications, Inc. from 1991 to February 2001. Mr. Davis is also a director of Flexsteel Industries, Inc.

Continuing Directors

The following persons will continue to be Directors of the Company:

Class II Directors
------------------
(term of office to expire with the annual meeting of stockholders to be held in November 2005)

Peter J. Murphy (age 55).

      Mr. Murphy has been President of the Company since July 1, 1995, and on July 1, 1997, was elected to the office of Chief Executive Officer. He was Chief Operating Officer and Executive Vice President from May 1994 to July 1995 and Vice President and General Manager of Flexible Circuit Products from February 1993 to May 1994. Mr. Murphy initially served as Assistant to the President from December 1992 to February 1993. From 1989 to December 1992, he was President of Teledyne Electro-Mechanisms, a manufacturer of flexible circuits. He has been a director of Parlex since 1994.

Russell D. Wright (age 57).

      Mr. Wright was President, Chief Operating Officer and a Director of NSTAR, a major energy delivery company, from September 1999 until his retirement in December 2001. Prior to joining NSTAR, he was President and Chief Executive Officer of Commonwealth Energy System, a major energy delivery company, from May 1998 to September 1999. From 1993 through May 1998, Mr. Wright was President of Utility Operations, a division of Commonwealth Energy System, and from 1987 to 1993 he was Chief Financial Officer of Commonwealth Energy System. Mr. Wright is a director of Reed and Barton Corporation.

Class III Directors
-------------------
(term of office to expire with the annual meeting of stockholders to be held in November 2006.)

Herbert W. Pollack (age 77).

      Mr. Pollack has served as Chairman of the Board of the Company since it was founded in 1970. He was President of the Company from 1970 to July
1, 1995, Chief Executive Officer from 1970 to June 1997 and Treasurer from 1970 to March 2000. Mr. Pollack is the brother of Lester Pollack, a director of the Company.

Sheldon Buckler (age 73).

      Dr. Buckler has been Chairman of the Board of Lord Corporation, a provider of specialty mechanical and chemical products, since January 2000. He was Chairman of the Board of Trustees of the Massachusetts Eye and Ear Infirmary, a Harvard Medical School teaching hospital, from 1996 through 2002. He was Chairman of the Board of Commonwealth Energy System, a supplier of energy products, from May 1995 to September 1999, and an employee and officer of Polaroid Corporation from 1964 until his retirement as Vice Chairman in May 1994. Dr. Buckler is a Director of Micro Component Technology Inc. He has been a Director of the Company since February 1995.

Required Vote

      The affirmative vote of holders of a plurality of the votes properly cast at the Annual Meeting is required to elect each director. For purposes of determining which nominees receive a plurality, only those cast "For" are included, and any abstentions or broker non-votes will not count in making that determination.

Board Recommendation

The Board of Directors recommends that the stockholders vote for electing the nominees to the Board of Directors. A plurality of the votes cast in person or by proxy at the meeting is required to elect each nominee as a director.

                      BOARD OF DIRECTORS AND COMMITTEES

Board Independence

      Under NASDAQ rules that become applicable to the Company on the date of the Annual Meeting, a director of the Company will only qualify as an "independent director" if, in the opinion of the Company's Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company's Board of Directors has determined that none of Richard W. Hale, Lynn J. Davis, Russell D. Wright or Sheldon Buckler has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a) (15) of the NASDAQ Stock Market, Inc. Marketplace Rules. Each of the Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee of the Board is composed entirely of independent directors.

Attendance

      During the fiscal year ended June 30, 2004, the Board held 4 regular meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served.

Committees

      The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

      The Audit Committee, consisting of Messrs. Buckler, Hale and Wright held four meetings during fiscal 2004. The Audit Committee reviews the internal controls of the Company. It meets with appropriate Company financial personnel as well as the Company's independent auditors. The Audit Committee reviews the scope and results of the professional services provided by the Company's independent auditors and the fees charged for such services and makes such recommendations to the Board as it deems appropriate, including recommendations as to the appointment of independent auditors. The Audit Committee is composed entirely of independent non-employee directors.

      The Board of Directors has determined that all of the members of the Audit Committee are "financially literate", as that term is defined by NASDAQ National Market rules. In addition, the Board has determined that at least one member of the Audit Committee qualifies as an "audit committee financial expert," as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended. Mr. Russell Wright, the Chairman of the Audit Committee, is an audit committee financial expert as defined by the rules of the SEC.

Compensation Committee

      The Compensation Committee, consisting of Messrs. Buckler, Hale and Davis, held one meeting during fiscal 2004. This is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of the Company, as well as administering various employee stock option plans. The Compensation Committee is composed entirely of independent non-employee directors.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee, consists of Messrs. Buckler (Chairman), Hale and Wright, each of whom is independent as defined by NASDAQ National Market listing standards. The Nominating and Corporate Governance Committee held one meeting during fiscal 2004. The Nominating Committee has authority to review the qualifications of, interview and nominate candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee is composed entirely of independent non-employee directors.

      In connection with the 2004 nominating process, the Committee reviewed the current composition of the Board in light of the considerations set forth in its Charter. The Committee also considered input received from directors on Board member qualifications and Board composition. As a result of this review, the Committee determined to recommend to the Board that the current members of the Board be invited to stand for re-election at the Annual Meeting. The Committee did not engage a search firm or any other outside advisor in connection with the 2004 nominating process.

      Parlex's Nominating and Corporate Governance Committee Charter is attached hereto as Exhibit A.

Director Compensation

      Employee directors do not receive any additional compensation for serving as a director. Each outside director received a $10,000 annual retainer for his services, plus $1,500 for each of the four quarterly directors' meetings he attended, except Mr. Davis, who does not receive the annual retainer, but does receive $1,500 for each meeting he attends.

Director Option Plans

      In order to continue to attract and retain outside directors of exceptional ability, the Company maintains the 1989 Outside Directors' Stock Option Plan (the "1989 Director Plan") covering 112,500 shares of Common Stock and the 1996 Outside Directors' Stock Option Plan (the "1996 Director Plan") covering 150,000 shares of Common Stock. Options are granted pursuant to the 1989 Director Plan only to non-employee members of the Board of Directors of the Company. Each member of the Company's Board of Directors who is neither an employee nor an officer of the Company who becomes a member of the Board of Directors for the first time on or after August 22, 1989, will be automatically granted on the date such person joins the Board of Directors, without further action by the Board, an option to purchase 7,500 shares of the Company's Common Stock. In addition, each incumbent member of the Company's Board of Directors who is neither an employee nor an officer of the Company and who has been a member of the Board of Directors for at least five years shall receive an automatic grant on the first business day following his fifth year in office, without further action by the Board, of an option to purchase 7,500 shares of the Company's Common Stock. Options granted under the 1989 Director Plan become exercisable in equal installments on each of the first five anniversaries of the date of the option grant. The exercise price per share of options granted under the 1989 Director Plan shall be the closing sale price of a share of the Company's Common Stock on the date the option is granted as listed on the NASDAQ National Market(R). Mr. Davis has waived his entitlement to receive options under both the 1989 and 1996 Director Plans, as well as the annual retainer.

      Options are granted pursuant to the 1996 Director Plan only to non-employee members of the Board of Directors of the Company. Commencing on August 20, 1996, and on the date of each annual meeting of stockholders thereafter beginning with the 1997 annual meeting of stockholders, each member of the Company's Board of Directors who is not an employee of the Company will be automatically granted an option to purchase 1,500 shares of the Company's Common Stock. Options granted under the 1996 Director Plan become fully exercisable one year from the date of the option grant. In addition to the formula option referred to above, the Board of Directors may award options on an annual basis to purchase up to 2,250 shares of the Company's Common Stock to non-employee members of the Board of Directors in recognition of extraordinary efforts and contributions to the Board. Except for the specific options referred to above, no other options shall be granted under the 1996 Director Plan. The exercise price per share of options granted under the 1996 Director Plan shall be the closing sale price of a share of the Company's Common Stock on the date the option is granted as listed on the NASDAQ National Market(R).

Shareholder Communications to Board of Directors

      The Board believes it is important for shareholders and others to have a process to send communications to the Board. Accordingly, any shareholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the Chairman, or the independent or non-management directors as a group, may do so by mail directed to the following address: Board of Directors, c/o Investor Relations Department, Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844. Upon receiving mail addressed to the Board, the correspondence will be forwarded to the appropriate director or directors to receive the message, without editing or alteration.

Selection of Candidates for Directors

      The Board as a whole is responsible for nominating individuals for election to the Board by the shareholders and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Board is also responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Principles, for candidates for Board membership. The Nominating and Corporate Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Nominating and Corporate Governance Committee Charter and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of shareholders.

      Nominees for director will be selected on the basis of their integrity, breadth and depth of relevant experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and ability to work with fellow Directors in a constructive manner. The Nominating and Corporate Governance Committee also reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the number of terms served by individual directors and changes in the needs of the Board.

      The Nominating and Corporate Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by shareholders for nomination by the Board. To be proper, a recommendation for a nominee for director with respect to a meeting of shareholders must comply with applicable law, the Company's bylaws, the Nominating and Corporate Governance Committee Charter and the Company's Corporate Governance Principles. The Nominating and Corporate Governance Committee will consider any suggestions offered by other directors or shareholders with respect to potential directors and there will be no difference in the manner in which potential nominees are evaluated.

      We did not, as of July 29, 2004, receive any recommendations from shareholders for nominees for the Board.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 8, 2004, by: (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each of the Company's directors and nominees for director; (iii) each of the executive officers named in the Summary Compensation Table on page 12; and (iv) all directors and executive officers of the Company as a group.

      Unless otherwise indicated in the footnotes, the address for each executive officer and director is c/o Parlex Corporation, One Parlex Place, Methuen, MA 01844.


                                       Shares of
                                      Common Stock      % of Outstanding
                                      Beneficially        Common Stock
Stockholder                             Owned(1)       Beneficially Owned
-------------------------------------------------------------------------

Beneficial owners of 5% or more:
Van Den Berg Management, Inc.(2)        985,900              15.29%
Dimensional Fund Advisors Inc.(3)       552,400               8.57%
Dubuque Bank and Trust Company(4)       418,590               6.49%
Laurence W. Lytton(5)                   329,207                5.1%

Executive officers and directors:
Herbert W. Pollack(6)(7)(8)             597,404               9.26%
Peter J. Murphy(6)(7)(9)                147,750               2.26%
Lynn J. Davis (6)(10)                    74,123               1.14%
Lester Pollack(6)(11)                    58,620                  *
Sheldon Buckler(6)(12)                   22,500                  *
Richard W. Hale(6)(13)                   21,000                  *
Jonathan R. Kosheff(7)(14)               16,250                  *
Eric F. Zanin(7)(15)                     16,025                  *
Thibaud LeSeguillon(7)(16)               13,875                  *
Russell D. Wright(6)(17)                  4,000                  *
All directors and officers
 as a group (ten persons)(18)           971,397              14.43%

--------------------
(*)   Less than one percent.
<F1>  For purposes of this table, the number of shares beneficially owned by each director, director nominee, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 8, 2004, through the exercise of any stock option, conversion option or similar right ("Presently Exercisable Options"). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.
<F2>  The shares shown as owned by Van Den Berg Management, Inc. are as reported by Van Den Berg Management, Inc. in a Statement on Schedule 13F with respect to its holdings of Common Stock as of June 30, 2004. The address for Van Den Berg Management, Inc. is 805 Las Cimas Parkway, Suite 430, Austin, TX 78746.
<F3>  The shares shown as owned by Dimensional Fund Advisors Inc. are as reported by Dimensional Fund Advisors Inc. in a Statement on Schedule 13F with respect to its holdings of Common Stock as of June 30, 2004. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, Santa Monica, CA 90401.
<F4>  The shares shown as owned by Dubuque Bank & Trust Company are as reported by Dubuque Bank & Trust Company in a Statement on Schedule 13F with respect to its holdings of Common Stock as of June 30, 2004. The address for Dubuque Bank & Trust Company is 1398 Central Avenue, Dubuque, IA 52001.
<F5>  The shares shown as owned by Laurence W. Lytton are as reported on a
      Schedule 13G filed by the stockholder, dated September 15, 2004. The address for Mr. Lytton is 28 Sherwood Place, Scarsdale, NY 10583.
<F6>  Denotes a director, or a director nominee, of the Company.
<F7>  Denotes an executive officer of the Company.
<F8>  The shares shown as owned by Herbert W. Pollack include 169,045 shares, of which he disclaims beneficial ownership, owned directly by his wife, Sandra Pollack.
<F9>  The shares shown as owned by Mr. Murphy include 103,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Employees' Stock Option Plan (the "1989 Option Plan") and 2001 Employees' Stock Option Plan (the "2001 Option Plan").
<F10> The shares shown as owed by Mr. Davis include 50,000 shares that Tate
      Capital Partners Fund, of which Mr. Davis is a principal, may receive upon conversion of a convertible note, and 20,000 shares underlying a warrant held by Tate Capital Partners Fund. In addition, Tate Capital Partners Fund has received 4,123 shares of common stock as an interest payments upon the note outstanding. Mr. Davis disclaims beneficial ownership of shares owned by the Tate Capital Partners Fund in excess of his proportionate interest in the fund. Mr. Davis' address is Tate Capital Partners Fund, LLC, 3600 Minnesota Drive, Suite 525, Minneapolis, MN 55435.
<F11> The shares shown as owned by Lester Pollack include 18,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan. Mr. Pollack's address is c/o Centre Partners Management LLC, 30 Rockefeller Plaza, New York, NY 10020.
<F12> The shares shown as owned by Dr. Buckler include 21,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F13> The shares shown as owned by Mr. Hale include 21,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan. Mr. Hale's address is c/o VXI Corporation, One
      Front Street, Rollinsford, NH 03869.
<F14> The shares shown as owned by Mr. Kosheff include 16,250 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 2001 Option Plan.
<F15> The shares shown as owned by Mr. Zanin include 15,875 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan and 2001 Option Plan.
<F16> The shares shown as owned by Mr. LeSeguillon include 13,875 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan and 2001 Option Plan.
<F17> The shares shown as owned by Mr. Wright include 1,000 shares owned by a family trust of which Mr. Wright and his wife serve as co-trustees, and 3,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan. Mr. Wright disclaims beneficial ownership of the shares owned by the trust.
<F18> The number of shares shown as beneficially owned by officers and directors include 282,000 shares which they have the right to acquire pursuant to Presently Exercisable Options.
                         ___________________________

                             EXECUTIVE OFFICERS

      The executive officers of the Company, together with a description of the business experience backgrounds of all of them except Herbert W. Pollack and Peter J. Murphy (whose backgrounds are described under the caption Election of Directors) are as follows:


      Name               Age           Position with the Company
      ----               ---           -------------------------

Herbert W. Pollack       77      Chairman of the Board of Directors
Peter J. Murphy          55      President, Chief Executive Officer and
                                 Director
Jonathan R. Kosheff      44      Chief Financial Officer and Treasurer
Eric F. Zanin            40      Vice President-Marketing and Sales
Thibaud LeSeguillon      38      Vice President-Laminated Cable and
                                 Multilayer Business

      Mr. Kosheff joined the Company in July 2002 as Chief Financial Officer and Treasurer. From 1993 to 2001, Mr. Kosheff held a variety of financial and operational positions including Executive Vice President of Operations, Vice President of Finance and Administration for the Products Group and Director of Finance for PictureTel Corporation, a provider of video conference products and services.

      Mr. Zanin joined the Company in September 1994 as a sales engineer. In March 1995, Mr. Zanin became Regional Sales Manager and was appointed Director of Sales and Marketing in November 1998. In March 1999 he was appointed a divisional Vice President of Sales and Marketing and became Vice President-Sales and Marketing in August 2000.

      Mr. LeSeguillon joined the Company in May 2001 as Director of International Business. In October 2001, Mr. LeSeguillon was appointed Vice President-Worldwide Laminated Cable Business. In June 2003, he assumed responsibility for the Company's Multilayer operations. Prior to joining the Company, he was General Manager of Axon Cable Inc., a manufacturer of cable and cable assemblies.

                     COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows, for the fiscal years ending June 30, 2004, 2003, and 2002, all compensation earned or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in each year for all services rendered in all capacities to the Company.

                         SUMMARY COMPENSATION TABLE


                                                                       Long-Term
                                                                      Compensation
                                         Annual Compensation             Awards
                                       -----------------------     ------------------
                                                                       Securities
                                                                       Underlying
Name and                                                             Stock Options           All Other
Principal Position            Year     Salary($)      Bonus($)     (Number of Shares)     Compensation($)
------------------            ----     ---------      --------     ------------------     ---------------

Herbert W. Pollack(1)         2004     $218,640          -                    -             $148,416(2)
  Chairman                    2003      218,640                                              142,415(2)
                              2002      218,640                                              135,923(2)

Peter J. Murphy(3)            2004     $275,040          -               17,000                    -
  President and Chief         2003      275,040                               -
  Executive Officer           2002      275,040                          25,000

Jonathan R. Kosheff(4)        2004     $200,016          -               15,000                    -
  Chief Financial Officer     2003      188,605                          25,000

Thibaud LeSeguillon(5)        2004     $135,012          -                8,000                    -
  Vice President-             2003      120,000                           5,000
  Laminated Cable and         2002      120,000                           2,500
  Multilayer Business

Eric F. Zanin(6)              2004     $106,680          -                8,000                    -
  Vice President-
  Sales and Marketing

--------------------
<F1>  For a description of the employment agreement between the Company and
      Mr. Pollack, see "Employment Agreements and Change of Control Agreements with Named Executive Officers" below.
<F2>  The amounts constitute deferred compensation payments under the terms of a Deferred Compensation Agreement previously entered into with the Company.
<F3>  For a description of the employment agreement between the Company and
      Mr. Murphy, see "Employment Agreements and Change of Control Agreements with Named Executive Officers" below.
<F4>  Mr. Kosheff became an executive officer for reporting purposes for the first time in fiscal year 2003 and, therefore, no information is provided for earlier years. For a description of the employment agreement between the Company and Mr. Kosheff, see "Employment Agreements and Change of Control Agreements with Named Executive Officers" below.
<F5>  For a description of the change of control agreement between the
      Company and Mr. LeSeguillon, see "Employment Agreements and Change of Control Agreements with Named Executive Officers" below.
<F6>  Mr. Zanin became an executive officer for reporting purposes for the first time in fiscal year 2004 and, therefore, no information is reported for earlier years. For a description of the change of control agreement between the Company and Mr. Zanin, see "Employment Agreements and Change of Control Agreements with Named Executive Officers" below.
                         ___________________________

                          EMPLOYMENT AGREEMENTS AND
                      CHANGE OF CONTROL AGREEMENTS WITH
                          NAMED EXECUTIVE OFFICERS

      Herbert W. Pollack. The Company entered into an employment agreement with Mr. Herbert Pollack in October 2003, for a period of three years ending September 30, 2006, which provides for current compensation of $9,110 twice a month. The agreement provides for a death benefit payment equal to 75% of his current compensation for a period of 24 months after his death. The agreement also provides that the employee will not own, operate, or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter. The agreement further provides that in the event of a change of control of the Company (as defined in the agreement), the Company shall pay Mr. Pollack, at his sole discretion, an amount equal to the aggregate amount accrued to Mr. Pollack's deferred compensation account, including interest, held by the Company for Mr. Pollack since May, 1982, and all compensation to be paid to Mr. Pollack under the Agreement through September 30, 2006. As of September 30, 2004, Mr. Pollack's benefit under the terms of the change of control provision would be $1,150,598 The payment is to be made within 30 days of receipt of written notice from Mr. Pollack exercising his rights.

      Peter J. Murphy. The Company entered into an employment agreement with Mr. Murphy on September 1, 2002, and a subsequent first amendment to the employment agreement on July 21, 2004. As amended, Mr. Murphy's employment agreement is for a period of three years ending August 31, 2005, and provides for compensation beginning September 1, 2002, of $11,460 twice a month. The agreement provides for a death benefit payment equal to 75% of his current compensation for a period of 24 months after his death. The agreement also provides that the employee will not own, operate, or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter. The agreement further provides for compensation and benefits and acceleration of unvested stock options in the event of a change of control (as defined in the agreement). With respect to cash severance payments, the agreement provides that if Mr. Murphy is terminated without Cause (as defined in the agreement) within 60 days prior to, or seven months after, the effective date of a change of control, he shall be entitled to an amount equal to 24 months of compensation at the rate of compensation in effect immediately before his termination date. He shall also receive professional outplacement services in an amount not to exceed $50,000 and payment of health care benefits in effect on his termination date for a period of 24 months. In addition, all unvested stock options shall immediately become fully vested and exercisable for a period of 90 days from the date of his termination. Under the agreement, Mr. Murphy also has the option, commencing at any time following six months after the effective date of a change of control, but prior to the end of the term of the agreement, to terminate the agreement. In the event Mr. Murphy exercises such option, he shall be entitled to receive compensation, for a period of 12 months from the date he terminates the agreement, at the monthly rate of compensation in effect immediately before this termination date, as well as the payment of health care benefits. Finally, in the event the Company elects not to renew Mr. Murphy's employment agreement upon expiration thereof, he shall be entitled to termination pay equal to 12 months salary, payable on a monthly basis.

      Jonathan R. Kosheff. The Company entered into an employment agreement with Mr. Kosheff on September 1, 2002 and a subsequent first amendment to the employment agreement on July 21, 2004. As amended, Mr. Kosheff's employment agreement is for a period of three years ending August 31, 2005, and provides for compensation of $8,334.00 twice a month. The agreement provides for a death benefit equal to 50% of his current compensation for a period of

12 months after his death. The agreement also provides that the employee will not own, operate or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter. The agreement further provides for compensation and benefits and acceleration of unvested stock options in the event of a change of control (as defined in the agreement). With respect to cash severance payments, the agreement provides that if Mr. Kosheff is terminated without Cause (as defined in the agreement) within 60 days prior to, or seven months after, the effective date of a change of control, he shall be entitled to an amount equal to 18 months of compensation at the rate of compensation in effect immediately before his termination date. He shall also receive professional outplacement services in an amount not to exceed $50,000 and payment of health care benefits in effect on his termination date for a period of 18 months. In addition, all unvested stock options shall immediately become fully vested and exercisable for a period of 90 days from the date of his termination. Under the agreement, Mr. Kosheff also has the option, commencing at any time following six months after the effective date of a change of control, but prior to the end of the term of the agreement, to terminate the agreement. In the event Mr. Kosheff exercises such option, he shall be entitled to receive compensation, for a period of 12 months from the date he terminates the agreement, at the monthly rate of compensation in effect immediately before this termination date, as well as the payment of health care benefits. All of Mr. Kosheff's unvested options shall also become immediately vested, and he may exercise such options for a period up to 90 days following his election to terminate the agreement. Finally, in the event the Company elects not to renew Mr. Kosheff's employment agreement upon expiration thereof, he shall be entitled to termination pay equal to 12 months salary, payable on a monthly basis.

      Thibaud LeSeguillon. The Company entered into a change of control agreement with Mr. LeSeguillon on July 21, 2004. The agreement provides for compensation and benefits and acceleration of unvested stock options upon a change of control (as defined in the agreement). With respect to cash severance payments, the agreement provides that if Mr. LeSeguillon is terminated without Cause (as defined in the agreement) within 60 days prior to, or seven months after, the effective date of a change of control, he shall be entitled to an amount equal to 12 months at a rate of compensation equal to the greater of his monthly base compensation at (a) the effective date of the agreement or (b) the termination date, subject to certain adjustments. He shall also receive payment of health care benefits in effect on his termination date for a period of 12 months. In addition, all unvested stock options shall immediately become fully vested and exercisable for a period of 90 days from the date of his termination. Under the agreement, Mr. LeSeguillon also has the option, beginning six months and ending seven months after the effective date of a change of control, to terminate the agreement for "good reason", as defined therein. In the event Mr. LeSeguillon exercises such option, he shall be entitled to receive compensation, for a period of 6 months, at a rate of compensation equal to the greater of his monthly base compensation at (a) the effective date of the agreement or (b) the termination date, subject to certain adjustments. All of Mr. LeSeguillon's unvested options shall also become immediately vested, and he may exercise such options for a period up to 90 days following his election to terminate the agreement.

      Eric F. Zanin. The Company entered into a change of control agreement with Mr. Zanin on July 21, 2004. Mr. Zanin's change of control agreement is identical in all substantive respects with Mr. LeSeguillon's, described above.

                      OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information relating to stock option grants to the named executive officers during fiscal year 2004. Pursuant to applicable Securities and Exchange Commission regulations, the amounts shown under the heading "Potential Realizable Value" are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent, compounded annually, from the date of grant to the end of the ten-year option term. Actual stock appreciation on options exercised are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that these values will be achieved.


                                                                                             Potential Realizable Value
                                                                                             at Assumed Annual Rates of
                                                                                            Stock Price Appreciation for
                                                Individual Grants                             Ten-Year Option Term(3)
------------------------------------------------------------------------------------------------------------------------
                           Number of      Percent of Total
                           Securities         Options
                           Underlying        Granted to
                            Options          Employees         Exercise
                            Granted          in Fiscal           Price       Expiration
         Name                 (#)           Year 2004(1)       ($/Share)        Date              5%          10%
------------------------------------------------------------------------------------------------------------------------

Herbert W. Pollack                -               -                  -        -                       -            -
Peter J. Murphy(2)           17,000            18.7%             $8.39        8/26/13           $89,699     $227,315
Jonathan R. Kosheff(2)       15,000            16.5%             $8.39        8/26/13           $79,146     $200,572
Thibaud LeSeguillon(2)        8,000             8.8%             $8.39        8/26/13           $42,211     $106,972
Eric F. Zanin(2)              8,000             8.8%             $8.39        8/26/13           $42,211     $106,972

--------------------
<F1>  The total number of options granted in fiscal 2004 under the
      Company's option plan was 91,000.
<F2>  The shares were granted under the 2001 Option Plan, at an exercise price equal to the fair market value of the Company's stock on the date of grant and become exercisable in increments of 25% over the first four years of the ten year period, the first 25% becoming exercisable one year after the grant date.
<F3>  Potential Realizable Values assume that the price of the Common Stock is equal to the exercise price shown for each particular option on the date of grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will depend on the extent, if any, to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment by the Company throughout the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004
                      AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information relating to the aggregate exercised and unexercised stock options held by the named executive officers during fiscal year 2004 and the value of their unexercised stock options as of June 30, 2004.


                                                                  Number of Securities              Value of Unexercised
                                Shares                           Underlying Unexercised                 In-The-Money
                               Acquired                           Options at 6/30/04(#)           Options at 6/30/04($)(1)
                                  on             Value        ---------------------------------------------------------------
          Name                Exercise(#)     Realized($)     Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------------

Herbert W. Pollack                 -               -                -                -               -                -
 Chairman

Peter J. Murphy                    -               -           92,500(2)        12,500(2)           (3)              (3)
 President and Chief                                                            17,000(4)                            (3)
 Executive Officer

Jonathan R. Kosheff                -               -            6,250(4)        33,750(4)           (3)              (3)
  Chief Financial Officer

Thibaud LeSeguillon                -               -            8,750(2)         3,750(2)           (3)              (3)
 Vice President-                   -               -            1,250(4)        11,750(4)           (3)              (3)
 Laminated Cable and
 Multilayer Business

Eric F. Zanin                      -               -           10,125(2)         1,875(2)           (3)              (3)
 Vice President-                   -               -            1,250(4)        11,750(4)           (3)              (3)
 Sales and Marketing

--------------------
<F1>  The "value of unexercised in-the-money options at June 30, 2004" was calculated by determining the difference between the fair market value of the underlying Common Stock at June 30, 2004, (closing price of the Company's Common Stock on the NASDAQ National Market on June 30, 2004, was $6.50 per share) and the exercise prices of the stock options. An option is "in-the-money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.
<F2>  These shares were granted under the 1989 Option Plan.
<F3>  The exercise prices of these options were in excess of the closing market price of the Company's Common Stock on June 30, 2004.
<F4>  These shares were granted under the 2001 Option Plan.
                           ______________________

                    EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to the number of securities issued and issuable under all of our existing equity compensation plans at June 30, 2004:


                                                                                Number of securities
                                                                              remaining available for
                         Number of securities to       Weighted average        issuance under equity
                         be issued upon exercise      exercise price of          compensation plans
                         of outstanding options,     outstanding options,      (excluding securities
   Plan Category           warrants and rights       warrants and rights      reflected in column (a))
   -------------         -----------------------     --------------------     ------------------------

Equity compensation
 plans approved by
 security holders(1)             567,775                    $12.54                    740,418

      Total                      567,775                                              740,418
                                 =======                                              =======

<F1>  Each of the Company's equity compensation plans has been approved by the security holders.
                           ______________________

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph on page 21 shall not be incorporated by reference into any such filings.

                    REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

The Committee

      The Compensation Committee (the "Committee") is currently comprised of Messrs. Buckler, Hale and Davis. This is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of the Company, as well as administering various employee stock option plans. The Committee is composed of three independent directors.

Compensation Philosophy

      The Committee maintains a philosophy that executive compensation levels should be competitive and consistent with interconnect industry standards to enable the Company to attract, motivate and retain executive officers of outstanding ability who are capable of making significant contributions which are critical to the Company's success. The Committee believes that such compensation also should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for stockholders and the realization of the Company's short and long-term strategic goals. The Company's compensation policies are designed to attract and retain talented managers and motivate such managers to enhance the Company's performance, thereby building value into the Company's business. The Company also seeks to align the interests of its executives with the long-term interests of stockholders in the enhancement of stockholder value through stock option awards that can result in the ownership of the Company's Common Stock.

      At present, compensation of the Company's executive officers is composed of the following elements: annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option awards under the 2001 Employees Stock Option Plan.

Base Salary

      The Committee's general approach to compensating executive officers is to pay cash salaries competitive with industry standards based upon the individual's experience and past and potential contribution to the success of the Company. In determining industry standards, the Committee compares compensation levels paid by a self-selected group of interconnect industry companies that compete in the Company's line of business. Such compensation information is obtained from various publicly available sources.

      The Committee also believes that compensation should be meaningfully related to the value created by individual executive officers for the stockholders. Accordingly, the Committee considers the quality of an individual executive's contribution to the Company's overall profitability and success in determining the executive's salary. The Committee reviews on an annual basis the salaries of its executive officers in light of the foregoing factors. The Company believes that the base salaries of its executive officers have been at or below the median of the base salaries for executive officers in the interconnect industry.

Annual Incentives

      The Company has traditionally paid executive performance bonuses once a year, usually during the first quarter of the following fiscal year for which the bonus is earned. Bonuses are traditionally based on both individual performance and Company performance. There were no performance bonuses paid to executive officers in fiscal year 2004.

Stock Options

      Stock options are used as the primary long-term incentive vehicle. The Committee believes that reliance upon such incentives is advantageous to the Company because they foster a long-term commitment by the recipient to the Company and motivate the employees to seek to improve the long-term market performance of the Company's stock. Thus, stock option grants provide an incentive for the executive to manage the Company from the perspective of an owner with an equity stake in the business. During fiscal year 2004, the Board authorized the grant of stock options under both the 1996 Director Plan and the 2001 Employees' Stock Option Plan to certain executive officers and other key employees. Stock option grants to executive officers are discretionary and reflect the relative value of the individual's position as well as the current performance and continuing contribution of that individual to the Company. The Board does not utilize any specific formula for determination of option grants.

Compensation of the Chief Executive Officer

      As described in the section above entitled "Employment Agreements and Change of Control Agreements with Named Executive Officers", Mr. Murphy has an employment agreement with the Company whereby Mr. Murphy's annual base salary is $275,000.

Benefits

      The Company provides medical, life insurance and profit sharing benefits to the executive officers that generally are available to all Company employees.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives. The Company currently expects that all compensation payable to executive officers during fiscal year 2004 will be deductible by the Company for federal income tax purposes. The Committee's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

                                       COMPENSATION COMMITTEE

                                       Sheldon Buckler, Chairman
                                       Richard W. Hale
                                       Lynn J. Davis

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In fiscal year 2004, none of the Compensation Committee members had ever been employed by the Company.

      Mr. Davis was appointed to the Board of Directors on October 20, 2003 to replace Dr. Benjamin Rabinovici, who resigned from the Board on such date. Mr. Davis is a principal of Tate Capital Partners, a private investment firm that purchased $400,000 of the Company recently issued 7% convertible subordinated notes (the "Notes"). The Company sold an aggregate of $6 million original principal amount of the Notes to five institutional investors, including Tate Capital Partners. Net proceeds of the transaction to the Company, after deduction for fees and transaction costs, were approximately $5.5 million. The Notes bear interest at a fixed rate of 7%, payable quarterly in shares of the Company's common stock, and are convertible into shares of the Company's common stock at an initial conversion price of $8.00 per share. The Notes are junior to the indebtedness due to the Company's primary lender, as well as two banks that have extended loans to the Company's subsidiaries. The Notes mature on July 28, 2007.

      The investors in the Notes also received warrants to purchase shares of the Company's common stock at an initial exercise price of $8.00 per share (the "Warrants"). Tate Capital Fund's purchase of $400,000 of Notes entitled them to obtain up to 50,000 shares of the Company's common stock upon conversion of their Note, and up to 20,000 shares upon exercise of their Warrant. Both the conversion price of the Notes and the exercise price of the Warrants may be adjusted in the event of certain corporate transactions that result in dilution to the stockholders.

                        REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is currently comprised of Messrs. Buckler, Hale and Wright. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the NASDAQ National Market. For fiscal year 2004, Sheldon Buckler was chairman of the Audit Committee until November 2003 when Mr. Wright assumed that position. Mr. Buckler continues to serve on the Committee. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices and controls of the Company.

      The Board of Directors has adopted a charter for the Audit Committee, a copy of which was attached as Exhibit B to this Proxy Statement.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, ("Communication with Audit Committees") and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2004 with management and the independent auditor. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

      The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing, and are not experts in these fields. The members of the Audit Committee serve in an oversight role only, and therefore must rely on information and representations provided to them by the Company's management and its independent auditors. Accordingly, the Audit Committee's oversight does not guarantee that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are, in fact, independent.

                                       AUDIT COMMITTEE

                                       Russell D. Wright, Chairman
                                       Richard W. Hale
                                       Sheldon A. Buckler

                           STOCK PERFORMANCE GRAPH

      The following Stock Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for a five year period (July 1, 1999 to June 30, 2004) with the cumulative total return of the CRSP Total Return Index for the NASDAQ National Market and a group of peer companies. The companies included in the peer group are Innovex Inc., Merix Corporation and TTM Technologies, Inc. The Performance Graph assumes the investment of $100 on July 1, 1999, in the Company's Common Stock, in the NASDAQ National Market companies and in the peer group and also assumes the reinvestment of all dividends. The returns for each company in the peer group have been weighted to reflect stock market capitalization.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      PARLEX CORPORATION, NASDAQ NATIONAL MARKET INDEX, AND PEER GROUP


               6/99      6/00        6/01       6/02       6/03       6/04
               ----      ----        ----       ----       ----       ----

Parlex         $100     $267.46     $62.67     $76.83     $48.83     $41.27
NASDAQ         $100     $192.63     $68.90     $58.51     $56.29     $76.71
Peer Group     $100     $173.37     $86.69     $51.87     $59.39     $93.00

                        NO INCORPORATION BY REFERENCE

      In Parlex's filings with the SEC, information is sometimes
"incorporated by reference." This means that we are referring you to information previously filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the preceding Audit Committee Report and Stock Performance Graph specifically are not incorporated by reference into any other filings with the SEC.

                            INDEPENDENT AUDITORS

      The Board of Directors has accepted the recommendation of the Audit Committee and selected Deloitte & Touche LLP to be the independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2005. Deloitte & Touche LLP has been regularly employed by the Company for audit of consolidated financial statements and other purposes since the Company's organization in 1970.

      Representatives of Deloitte & Touche LLP expect to be present at the Meeting, and, while they do not plan to make a statement at the Meeting, such representatives will be available to respond to appropriate questions from stockholders in attendance.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP and concluded it does not impact its independence.

      The following is a summary of the fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the fiscal years ended June 30, 2004 and 2003.


Fee Category           Fiscal 2004 fees     Fiscal 2003 fees
------------           ----------------     ----------------

Audit Fees                 $476,979             $449,400
Audit-Related Fees         $ 73,603             $ 19,850
Tax Fees                   $216,711             $345,558
All Other Fees             $      -             $      -
                           --------             --------

Total Fees                 $767,293             $814,808
                           ========             ========

      Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or other engagements.

      Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". These services include employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

      Tax fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense customs and duties, acquisitions and international tax planning.

      All Other Fees. All other fees consist of fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Audit-related fees" and "Tax fees".

      Audit committee pre-approval of fees. The audit committee charter, as revised, requires that the Audit Committee pre-approve all audit and non-audit services provided to the Company by its independent auditors, subject to the de minimis exemption provided by SEC regulations for non-audit services.

      The audit committee has established a policy relating to the pre-approval of all audit and non-audit services that are to be performed by the Company's independent auditors. Under the policy, the Audit Committee may pre-approve engagements on a case-by-case basis or on a class basis if the relevant services are predictable and recurring. In addition to those services that the auditor is prohibited from providing under applicable law, the policy prohibits the provision of tax services in any case in which the fees payable are contingent on the results of the services provided.

      Pre-approvals for classes of services are granted at the start of each fiscal year. In considering pre-approvals on a class basis, the Audit Committee reviews a description of the scope of services falling within each class and imposes specific budgetary guidelines that are largely based on historical costs. Pre-approvals granted on a class basis are effective for the applicable fiscal year.

      Any audit or permitted non-audit service that is not included in an approved class, or for which total fees are expected to exceed the relevant budgetary guideline, must be pre-approved on an individual basis. Pre-approval of any individual engagement may be granted not more than one year before commencement of the relevant service. Pre-approvals of services that may be provided over a period of years must be reconsidered each year in light of all the facts and circumstances, including compliance with the pre-approval policy and the compatibility of the services with the auditor's independence.

                        FUTURE STOCKHOLDER PROPOSALS

      Any stockholder proposal intended for inclusion in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders must be received by the Clerk of the Company at One Parlex Place, Methuen, Massachusetts 01844, no later than June 25, 2005. Under regulations adopted by the Securities and Exchange Commission, if a proponent of a stockholder proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the proxies appointed herein shall be allowed to use their discretionary voting authority when a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company retains as its general counsel the law firm of Kutchin & Rufo, P.C. to perform legal services on its behalf. Payments made by the Company to Kutchin & Rufo, P.C. in fiscal year 2004 were approximately $454,000. Edward D. Kutchin is a shareholder in the professional corporation of Kutchin & Rufo, P.C., is the clerk of the Company and the son-in-law of Herbert W. Pollack, the Chairman of the Board of Directors.

                     CODE OF BUSINESS CONDUCT AND ETHICS

      The Company's Business Ethics and Conduct Booklet sets forth the Company's standards for ethical conduct that are expected of all directors, officers and employees of the Company. The Company has also adopted a supplemental Code of Ethics that applies to the Company's directors and principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics was filed with the Securities and Exchange Commission as an exhibit to Parlex's Annual Report on Form 10-K for fiscal 2004. You may also request a copy of these materials by writing to the Investor Relations Department, Parlex Corporation, One Parlex Place, Methuen, MA 01844. The Company intends to disclose any amendments to, or waivers from, the Company's Code of Ethics on its website.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, each of our directors and executive officers filed all required reports during fiscal 2004. The following filings, however, were filed late in fiscal 2004: Mr. Davis was late in filing his Form 3, and Mr. Herbert Pollack was late in filing one Form 4.

                          AVAILABILITY OF FORM 10-K

      Copies of the Company's Annual Report on Form 10-K with respect to the fiscal year ended June 30, 2004 (without exhibits), as filed with the Securities and Exchange Commission, are available to stockholders free of charge by writing to: Investor Relations Department, Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844.


                                       By Order of the Board of Directors


                                       Edward D. Kutchin
                                       Clerk

October 22, 2004

                                 APPENDIX A
                                 ----------


                             PARLEX CORPORATION

                NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
                                   CHARTER


A. Purpose. The primary purposes of the Nominating and Corporate Governance Committee are to:

*     Identify individuals qualified to become Board members;

* Recommend to the Board the person(s) to be nominated by the Board for election as directors at the annual or any special meeting of stockholders;

*     Recommend assignments of Directors to Board committees;

* Ensuring that the Audit, Compensation and Nominating and Corporate Governance Committees of the Board shall have the benefit of qualified and experienced "independent" Directors;

* Develop and recommend to the Board a set of effective corporate governance principles applicable to the Company, including policies relating to the size and composition of the Board, and tenure and retirement of Directors, and monitoring the implementation thereof; and

* Oversee the evaluation of the Board, Board committees, individual Directors and management, and make recommendations for improvement on an annual basis.

B.    Structure and Membership.

1. Number and Selection. The Nominating and Corporate Governance Committee shall consist of three or more Directors. Member of the Committee shall be appointed by the Board of Directors, upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

2. Independence. Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market, each member of the Nominating and Corporate Governance Committee shall be "independent" as defined by such rules.

3. Chair. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the members shall elect a Chairman by vote of a majority of the full Committee.

4. Compensation. The compensation of the Nominating and Corporate Governance Committee members shall be as determined by the Board.

C. Authority and Responsibilities. The Nominating and Corporate Governance Committee shall have the following authority and responsibilities:

      Board and Committee Membership
      ------------------------------

1. Selection of Director Nominees. The Nominating and Corporate Governance Committee shall be responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the entire Board the persons to be nominated by the Board for election as directors at the annual meeting or any special meeting of the stockholders and the persons to be elected by the Board to fill any vacancies of the Board.

2. Search Firms. The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including the sole authority to approve the search firm's fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

3. Selection of Committee Members. The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the Directors to be appointed to each committee of the Board.

4. Director Orientation. The Nominating and Corporate Governance Committee shall maintain an orientation program for new Directors and a continuing education program for all Directors.

      Corporate Governance
      --------------------

5. Corporate Governance Framework. The Nominating and Corporate Governance Committee shall develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such corporate governance principles and recommend any proposed changes to the Board for approval.

      Evaluation of the Board and Management
      --------------------------------------

6. Evaluation of the Board. The Nominating and Corporate Governance Committee shall be responsible for overseeing an evaluation of the Board's performance, including the performance of Board committees and individual Directors, on an annual basis. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board's performance, to be discussed with the Board.

7. Evaluation of Management. The Nominating and Corporate Governance Committee shall be responsible for overseeing an evaluation of the Company's management on an annual basis. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of management's performance, to be discussed with the Board.

D.    Procedures and Administration.

1. Meetings. The Nominating and Corporate Governance Committee shall meet at least once a year, at the time of the regularly scheduled Board meetings, and other times on call of its chairman. The Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees. The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3. Reports to the Board. The Nominating and Corporate Governance Committee shall report a summary of its actions, decisions and recommendations to the next full meeting of the Board, providing minutes of all meetings of the Committee.

4. Charter. The Nominating and Corporate Governance Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5. Independent Advisors. The Nominating and Corporate Governance Committee shall have the authority to engage such external legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such advisors may be the regular advisors to the Company. The Committee shall have sole authority to approve such advisor's related fees and retention terms.

6. Investigations. The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

7. Annual Self-Evaluation. At least annually, the Nominating and Corporate Governance Committee shall evaluate its own performance.

                                 APPENDIX B


                             PARLEX CORPORATION

                               AUDIT COMMITTEE
                                   CHARTER


A.    Purpose.  The primary purposes of the Audit Committee are to:

*     monitor the integrity of the financial statements of the Company;

*     review the independent auditor's qualifications and independence;

*     monitor the performance of the Company's internal audit functions;

*     review the performance of the Company's independent auditors;

* monitor compliance by the Company with legal and regulatory requirements relating to the Company's financial statements; and

* prepare the report required by the rules of the Securities & Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

B.    Structure and Membership.

1. Number and Selection. The Audit Committee shall consist of three or more Directors. Member of the Committee shall be appointed by the Board of Directors, upon the recommendation of the Committee. The Board may remove members of the Audit Committee from such Committee, with or without cause.

2. Independence. Except as otherwise permitted, each member of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market and the rules of the Commission.

3. Audit Committee Financial Expert. At least one member of the Audit Committee shall be an "Audit Committee Financial Expert" as defined by the Commission.

4. Chair. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the members shall elect a Chairman by vote of a majority of the full Committee.

5. Compensation. The compensation of the Audit Committee members shall be as determined by the Board.

C. Authority and Responsibilities. The Audit Committee shall have the following authority and responsibilities:

      Independent Auditors
      --------------------

1. Selection of Independent Auditor. The Audit Committee shall have sole authority to appoint, retain or replace the Company's outside auditor (subject only to shareholder ratification, if applicable). The Audit Committee shall be directly responsible for the oversight and compensation of the work of the independent auditor (including the resolution of disagreements between the independent auditor and the Company's management regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

2. Approval of Services. The Audit Committee shall pre-approve all auditing services and permitted non-auditing services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to the de minimis exemption for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act of 1934 which are approved by the Audit Committee prior to completion of the audit.

      The Audit Committee, to the extent it deems necessary or appropriate, shall also:

      Financial Statement and Disclosure Matters
      ------------------------------------------

3. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis.

4. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

5. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

6. Review and discuss quarterly reports from the independent auditors on:

      (a)   All critical accounting policies and practices to be used.

      (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

      (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7. Discuss with management the Company's earnings press releases, including the use of any "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company's financial statements.

9. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies

10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11. Review disclosures made to the Audit Committee by the Company's chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor
--------------------------------------------------------------------

12.   Review and evaluate the lead partner of the independent auditor team.

13. Obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls arc adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

14. Ensure the rotation of the audit partners as required by applicable law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

15. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

16. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

17. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function
--------------------------------------------------

18. Review the appointment and replacement of the senior internal auditing executive.

19. Review the significant reports to management prepared by the internal auditing department and management's responses.

20. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities
-------------------------------------

21. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

22. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

23. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

25. Discuss with the Company's general counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

D.    Procedures and Administration.

1. Meetings. The Audit Committee shall meet at least quarterly, and other times on call of its chairman. The Audit Committee shall meet periodically with the management, internal auditors and independent auditors of the Company in separate executive sessions. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel, or independent auditor, to meet with any members of, or consultants to, the Committee. The Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances, including the authority to grant pre-approvals for audit and non-audit services, provided that the decisions of any such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next meeting.

3. Reports to the Board. The Audit Committee shall report a summary of its actions, decisions and recommendations to the next full meeting of the Board, providing minutes of all meetings of the Committee.

4. Charter. The Audit Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5. Independent Advisors. The Audit Committee shall have the authority to engage such external legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such advisors may be the regular advisors to the Company. The Committee shall have sole authority to approve such advisor's related fees and retention terms.

6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

7. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

E.    Limitation of Audit Committee's Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                             PARLEX CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock hereby constitutes and appoints Herbert W. Pollack, Peter J. Murphy and Edward D. Kutchin, and each of them, proxies with full power of substitution to each, to represent and vote all shares of Common Stock of Parlex Corporation (the "Company") standing in the name of the undersigned at the Annual Meeting of Stockholders to be held at Parlex Corporation, One Parlex Place, Methuen, Massachusetts, on November 23, 2004, at 9:30 a.m., or any adjournment(s) thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS GIVEN AND THE PROXY IS VALIDLY EXECUTED, THE SHARES SHALL BE VOTED "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AS INDICATED IN THE PROXY STATEMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AS INDICATED IN THE PROXY STATEMENT.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?
____________________________________________________________
____________________________________________________________
____________________________________________________________


PARLEX CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
MADISON, NJ 08818-8694

                             PARLEX CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. The issue related to the management and operation of the Company requires your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on November 23, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Parlex Corporation


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE


                             PARLEX CORPORATION


1. To elect three Class I directors to hold office for a term expiring with the annual stockholders' meeting to be held in 2007 or until their successors are elected and qualified:
    Nominees:  (01) Lester Pollack, (02) Richard W. Hale and (03) Lynn J.
Davis

        [ ]  FOR ALL     [ ]  WITHHOLD FROM
             NOMINEES         ALL NOMINEES

        [ ]  ______________________________________
             For all nominees except as noted above

2. In their discretion, to vote upon such other business as may properly come before the meeting.

    Mark box at right if an address change has been noted on
    the reverse side of this card.                       [ ]

The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the statement for, the 2004 Annual Meeting of Stockholders and the 2004 Annual Report of the Company.


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Please be sure to sign and date this Proxy.


Signature: ____________________________ Date: ____________

Signature: ____________________________ Date: ____________


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